Exhibit 10.1

INTRUSION INC.

2015 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.                                        PURPOSE OF THE PLAN

This Plan is intended to promote the interests of the Corporation by providing eligible persons, who are employed by or serving the Corporation or any Parent or Subsidiary, with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service and to continue contributing to the on-going success of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.                                   STRUCTURE OF THE PLAN

A.                                    The Plan shall be divided into three separate equity incentive programs:

1.              the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

2.              the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

3.              the Automatic Option Grant Program under which eligible non-Employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service.

B.                                    The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.                              ADMINISTRATION OF THE PLAN

A.                                    The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.  Grants made by the entire Board will not be exempt from the million dollar compensation deduction limitation of Code Section 162(m).  Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.  However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

B.                                    Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.                                    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

D.                                    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E.                                     Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program.

IV.                               ELIGIBILITY

A.                                    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1.                                      Employees,

2.                                      non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

3.                                      independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (1) with respect to the option grants made pursuant to the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the exercise price, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (2) with respect to stock issuances pursuant to the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.                                    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

D.                                    The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (1) those individuals who first become non-Employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (2) those individuals who continue to serve as non-Employee Board members at one or more Annual Stockholders’ Meetings held on or after the Plan Effective Date, provided that individual has been a non-Employee Board member for at least three months.

V.                                    STOCK SUBJECT TO THE PLAN

A.                                    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 600,000 shares.

B.                                    No one person participating in the Plan may receive options and direct stock issuances pursuant to the Plan for more than 100,000 shares of Common Stock in the aggregate per calendar year.

C.                                    Shares of Common Stock subject to outstanding options granted under the Plan shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full.  Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.  However, should the exercise price of an option granted pursuant to the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable pursuant to the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance made pursuant to the Plan, then the number of shares of Common Stock available for issuance pursuant to the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D.                                    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable pursuant to the Plan, (2) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year, (3) the number and/or class of securities for which grants are subsequently to be made pursuant to the Automatic Option Grant Program to new and continuing non-Employee Board members, and (4) the number and/or class of securities and the exercise price per share in effect under each outstanding option granted pursuant to the Plan.  Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options.  The adjustments determined by the Plan Administrator shall be final.

E.                                     Outstanding awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.                                        OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.            Exercise Price.

1.                                      The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

2.                                      The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)                                     cash or check made payable to the Corporation,

(ii)                                  shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)                               to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(iv)                              if the option is a non-statutory option, a “net exercise” arrangement pursuant to where the Company will reduce the number of shares of Common Stock issued upon exercise by the number of shares equal to the exercise price at the Fair Market Value on the exercise date .

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.                                    Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option shall have a term in excess of ten years measured from the date the option is granted.

C.                                    Effect of Termination of Service.

1.                                      The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(i)                                     Immediately upon the Optionee’s cessation of Service, the option shall terminate with respect to the unvested shares subject to the option.

(ii)                                  Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the option shall terminate immediately with respect to all shares subject to the option.

(iii)                               Should the Optionee’s Service terminate for reasons other than Misconduct, then the option shall remain exercisable during such period of time after the Optionee’s Service ceases (usually ninety days) as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date.  During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s Service ceased.  Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate with respect to any vested shares subject to the options.

2.                                      Among its discretionary powers, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)                                     extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service, but in no event beyond the Expiration Date, and/or

(ii)                                  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.                                    Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.                                     Limited Transferability of Options.  During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death.  However, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options granted pursuant to the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death prior to the Expiration Date of those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.                                   INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options.  Options that are specifically designated as Non-Statutory Options when issued pursuant to the Plan shall not be subject to the terms of this Section II.

A.                                    Eligibility. Incentive Options may only be granted to Employees.

B.                                    Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the

Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000.  To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to the Optionee to be treated as Incentive Options.

C.                                    10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted, and the Expiration Date shall not be more than five years from the date the option was granted.

III.                              CORPORATE TRANSACTIONS

A.                                    In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.  However, an outstanding option shall not become vested on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread no later than the time the Optionee would vest in those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.                                    Immediately following the consummation of the transactions contemplated by the Change in Control documentation, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the transaction.

C.                                    Each option granted pursuant to the Discretionary Option Grant Program which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control.  Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year.  All adjustments shall be in compliance with Internal Revenue Code Section 409A.  To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

D.                                    Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested upon the occurrence of a Change in Control, the consummation of a Proxy Contest or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following any of these events.

E.                                     The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation described in Section II.B above is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.                                        STOCK ISSUANCE TERMS

Shares of Common Stock may be issued pursuant to the Stock Issuance Program through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.  Shares of Common Stock may also be issued pursuant to the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.                                    Purchase Price.

1.                                      The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

2.                                      Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued pursuant to the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)                                     cash or check made payable to the Corporation, or

(ii)                                  past services rendered to the Corporation (or any Parent or Subsidiary).

B.                                    Vesting Provisions.

1.                                      Shares of Common Stock issued pursuant to the Stock Issuance Program may, in the discretion of the Plan Administrator may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.  The elements of the vesting schedule applicable to any unvested shares of Common Stock issued pursuant to the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.  Shares of Common Stock may also be issued pursuant to the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

2.                                      Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to such escrow arrangements as the Plan Administrator shall deem appropriate and shall be vested to the same extent the Participant’s shares of Common Stock are vested.

3.                                      The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant pursuant to the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.                                      Should the Participant cease to remain in Service while one or more shares of Common Stock issued pursuant to the Stock Issuance Program are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares without interest.

5.                                      The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or attainment of the applicable performance objectives.

II.                                   CORPORATE TRANSACTIONS

A.                                    All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.                                    The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, the consummation of a Proxy Contest or any other event, or the Participant’s Involuntary Termination within a designated period of time following any of these events.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.                                        OPTION TERMS

A.                                    Grant Dates.  Option grants shall be made on the dates specified below:

1.              Each individual who is first elected or appointed as a non-Employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock; provided, however, such individual has not been employed by the Corporation in the preceding three months.

2.              On the date of each annual stockholders’ meeting (beginning with the first annual stockholders’ meeting occurring after the Plan Effective Date), each individual who is to continue to serve as a non-Employee Board member shall automatically be granted a Non-Statutory Option to purchase 8,000 shares of Common Stock, provided such individual has served as a non-Employee Board member for at least three months.  There shall be no limit on the number of such annual option grants any one non-Employee Board member may receive over his or her period of Board service, and non-Employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more option grants from the Corporation prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.                                    Exercise Price.  The exercise price per share shall be equal to 100% of the Fair Market Value per share of Common Stock on the date the option is granted.

C.                                    Option Term.  Each option shall have a term of ten years measured from the date the option is granted.

D.                                    Exercisability.  Each option shall become exercisable in a series of three successive equal annual installments upon the Optionee’s completion of each year of Service as a Board member over the three-year period measured from the date the option is granted.

E.                                     Termination of Board Service.  The following provisions shall govern the exercise of any options granted to the Optionee pursuant to the Automatic Option Grant Program that are outstanding at the time the Optionee ceases to serve as a Board member:

1.                                      The option shall be exercisable until the earlier to occur of (a) the Expiration Date or (b) the three months after the date the Optionee’s Board service terminated.

2.                                      During the post-service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

3.                                      Should the Optionee’s Board service cease due to death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised, within the three month period, for any or all of those shares as fully vested shares of Common Stock.

4.                                      Upon the expiration of the three month exercise period or (if earlier) upon the Expiration Date, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.                                   CORPORATE TRANSACTION

A.                                    In the event a Change in Control occurs while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option that was granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares subject to the option at that time as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.  However, an outstanding option shall not become vested on such an accelerated basis if and to the extent such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction.  Immediately following the consummation of the transactions contemplated by the Change in Control documentation, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B.                                    In the event a Proxy Contest occurs while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, upon the consummation of the Proxy Contest, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.  Such option shall remain exercisable until the earliest to occur of (1) the Expiration Date, (2) the expiration of the one-year period measured from the date of the Optionee’s cessation of Board service, or (3) the termination of the option in connection with a Change in Control transaction.

C.                                    Each option which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control.  Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.  To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.  All adjustments shall be in compliance with Internal Revenue Code Section 409A.

III.                              REMAINING TERMS

The remaining terms of each option granted pursuant to the Automatic Option Grant Program shall be the same as the terms in effect for option grants made pursuant to the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.                                        TAX WITHHOLDING

A.                                    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable withholding requirements.

B.                                    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee Board members or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares.  Such right may be provided to any such holder in either or both of the following formats:

1.                                      Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-

Statutory Option or the vesting of such shares, a portion of those shares.  So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

2.                                      Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes).  So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

II.                                   SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s or the Optionee’s interest in such shares vests or may be issued directly to the Participant or the Optionee with restrictive legends on the certificates evidencing those unvested shares.

III.                              EFFECTIVE DATE AND TERM OF THE PLAN

A.                                    The Plan shall become effective immediately on the Plan Effective Date.  Options may be granted pursuant to the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants made pursuant to the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-Employee Board members eligible for such grants at that time.

B.                                    Unless terminated by the Board prior to such time, the Plan shall terminate upon the tenth anniversary of the Plan’s adoption by the Board.  Should the Plan terminate when options and/or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.                               AMENDMENTS

The Board shall have complete and exclusive power and authority to amend or modify the Plan or any awards made hereunder.  However, no such amendment or modification of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents in writing to such amendment or modification.  In addition, certain amendments to the Plan, including amendments increasing the maximum aggregate number of shares of Common Stock that may be issued under the Plan or changing the class of persons eligible to receive Incentive Options, shall required approval of the Corporation’s stockholders.

V.                                    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan shall be used for any corporate purpose.

VI.                               REGULATORY APPROVALS

A.                                    The implementation of the Plan, the granting of any option pursuant to the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any granted option or (2) pursuant to the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted pursuant to it and the shares of Common Stock issued pursuant to it.

B.                                    No shares of Common Stock or other assets shall be issued or delivered pursuant to the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the OTCQB Market on which Common Stock is then traded.

VII.                          NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                    Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

B.                                    Board shall mean the Corporation’s Board of Directors.

C.                                    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

1.              a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities possessing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

2.              the sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

3.              the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.                                    Code shall mean the Internal Revenue Code of 1986, as amended.

E.                                     Common Stock shall mean the Corporation’s common stock, par value $0.01 per share.

F.                                      Corporation shall mean Intrusion Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Intrusion Inc. which has by appropriate action assumed the Plan.

G.                                    Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

H.                                   Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.                                        Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

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J.                                        Exercise Date shall mean the date on which the option shall have been exercised in accordance with the appropriate option documentation.

K.                                   Expiration Date shall mean the 5:00 p.m. Central Time on the date the option expires as set forth in the Optionee’s Notice of Stock Option Grant.

L.                                     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1.              If the Common Stock is at the time traded on the OTCQB Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the OTCQB Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2.              If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

3.              If the Common Stock is at the time neither listed on any stock exchange then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M.                                 Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

N.                                    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

1.              such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

2.              such individual’s voluntary resignation following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

O.                                    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not

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in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

P.                                      Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.                                    Optionee shall mean any person to whom an option is granted pursuant to the Discretionary Option Grant or Automatic Option Grant Program.

R.                                    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.                                      Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T.                                     Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.  However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

U.                                    Plan shall mean the Intrusion Inc. 2015 Stock Incentive Plan, as set forth in this document.

V.                                    Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

W.                                 Plan Effective Date shall mean the date the Corporation’s stockholders approve the Plan.

X.                                    Primary Committee shall mean the committee comprised of one or more directors designated by the Board.  To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s).  The Primary Committee is currently designated as the Compensation Committee.  Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least

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two members on the Primary/Compenstation Committee and the Committee must otherwise comply with the requirements of Code Section162(m).

Y.                                    Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

Z.             Secondary Committee shall mean a committee of one or more Board members appointed by the Board (including the Corporation’s Compensation Committee) to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA.                           Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

BB.                           Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-Employee member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC.                           Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

DD.                           Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

EE.                             Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF.       10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

GG.                           Withholding Taxes shall mean all applicable withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

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